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                            ASSET PURCHASE AGREEMENT


                                  by and among


                             SONIC AUTOMOTIVE, INC.,

                            M&S AUTO RESOURCES, INC.

                        CLEARWATER AUTO RESOURCES, INC.,

                       CLEARWATER COLLISION CENTER, INC.,

                                   SCOTT FINK,

                                 MICHAEL COHEN,

                                JEFFREY SCHUMAN,

                                       and

                                 TIMOTHY MCCABE


                          Dated as of December 30, 1997


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                                TABLE OF CONTENTS

                                                                                                                 Page

Article 1 - Purchase and Sale of Assets; Assumption of Liabilities................................................1
         1.1  Agreement of Purchase and Sale......................................................................1
         1.2  Assumed Liabilities; Inducement Fee.................................................................1
         1.3  Purchase Price; Allocation..........................................................................2
         1.4  Instruments of Conveyance and Transfer; Dealership Leases...........................................6
         1.5  Offers of Employment to Sellers' Employees..........................................................7

Article 2 - Closing...............................................................................................7

Article 3 - Representations, Warranties and Covenants of the Sellers..............................................7
         3.1  Organization; Good Standing; Qualifications.........................................................7
         3.2  Authority; Consent..................................................................................8
         3.3  Ownership; Investments..............................................................................8
         3.4  Financial Statements................................................................................8
         3.5  Absence of Certain Changes..........................................................................9
         3.6  Material Contracts.................................................................................10
         3.7  Title to Purchased Assets and Related Matters......................................................10
         3.8  Real Property of the Sellers.......................................................................10
         3.9  Machinery, Equipment, Etc..........................................................................11
         3.10  Inventories of the Sellers........................................................................11
         3.11  Accounts Receivable of the Sellers................................................................11
         3.12  Approvals, Permits and Authorizations.............................................................12
         3.13  Compliance with Laws..............................................................................12
         3.14  Insurance.........................................................................................12
         3.15  Taxes  ...........................................................................................13
         3.16  Litigation........................................................................................13
         3.17  Powers of Attorney................................................................................13
         3.18  Broker's and Finder's Fees........................................................................13
         3.19  Employee Relations................................................................................13
         3.20  Compensation......................................................................................14
         3.21  Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc.......................................14
         3.22  Accounts Payable; Other Indebtedness..............................................................14
         3.23  No Undisclosed Liabilities........................................................................14
         3.24  Certain Transactions..............................................................................15
         3.25  Business Generally................................................................................15
         3.26  Employee Benefits.................................................................................15
         3.27  Sellers and Shareholders Not Foreign Persons......................................................16
         3.28  Suppliers and Customers...........................................................................16
         3.29  Environmental Matters.............................................................................16
         3.30  Bank Accounts and Safe Deposit Boxes..............................................................18
         3.31  Warranties........................................................................................18
         3.32  Interest in Competitors and Related Entities......................................................18
         3.33  Availability of Sellers' Employees................................................................18

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



         3.34  Misstatements and Omissions.......................................................................19

Article 4 - Representations and Warranties of the Buyer..........................................................19
         4.1  Organization and Good Standing.....................................................................19
         4.2  Authority; Consents; Enforceability................................................................19
         4.3  Broker's and Finder's Fees.........................................................................19
         4.4  Litigation.........................................................................................20
         4.5  Financing..........................................................................................20
         4.6  Misstatements or Omissions.........................................................................20

Article 5 - Pre-closing Covenants of the Sellers and the Shareholders............................................20
         5.1  Provide Access to Information; Cooperation with Buyer..............................................20
         5.2  Operation of Business of the Sellers...............................................................21
         5.3  Certain Prohibitions...............................................................................21
         5.4  Additional Information.............................................................................21
         5.5  Publicity..........................................................................................22
         5.6  Other Negotiations.................................................................................22
         5.7  Closing Conditions.................................................................................22
         5.8  Environmental Audit................................................................................22
         5.9  Hart-Scott-Rodino Compliance.......................................................................23
         5.10  Audit of Sellers at Buyer's Expense...............................................................23

Article 6 - Pre-closing Covenants of the Buyer...................................................................23
         6.1  Publicity; Disclosure..............................................................................23
         6.2  Closing Conditions.................................................................................23
         6.3  Application to Automobile Manufactures and Distributors.  .........................................23
         6.4  Hart-Scott-Rodino Compliance.......................................................................24

Article 7 - Conditions Precedent to Obligations of the Buyer.....................................................24
         7.1  Representations and Warranties.....................................................................24
         7.2  Performance of Obligations of the Sellers and the Shareholders.....................................24
         7.3  Closing Certificate................................................................................24
         7.4  Opinion of Counsel.................................................................................24
         7.5  Supporting Documents...............................................................................24
         7.6  Bills of Sale, Etc.................................................................................25
         7.7  Dealership Lease, Escrow Agreement and Non-Competition Agreement...................................25
         7.8  Books and Records..................................................................................25
         7.9  Change of Name of Sellers; Use of Sellers' Name by Buyer...........................................25
         7.10  Consents..........................................................................................26
         7.11  No Litigation.....................................................................................26
         7.12  Authorizations....................................................................................26
         7.13  No Material Adverse Change or Undisclosed Liability...............................................26
         7.14  Approval of Legal Matters.........................................................................26
         7.15  Adverse Laws......................................................................................26
         7.16  Hart-Scott-Rodino Waiting Period..................................................................26

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Article 8 - Conditions Precedent to Obligations of the Sellers...................................................27
         8.1  Representations and Warranties.....................................................................27
         8.2  Performance of Obligations of the Buyer............................................................27
         8.3  Closing Certificate................................................................................27
         8.4  Payment of Purchase Price..........................................................................27
         8.5  Opinion of Counsel.................................................................................27
         8.6  Supporting Documents...............................................................................27
         8.7  Approval of Legal Matters..........................................................................28
         8.8  Dealership Lease and Escrow Agreement..............................................................28
         8.9  No Litigation......................................................................................28
         8.10  Hart-Scott-Rodino Waiting Period..................................................................28
         8.11  No Material Adverse Change........................................................................28
         8.12 Certificate of Designations........................................................................28

Article 9 - Transfer Taxes; Proration of Charges.................................................................29
         9.1  Certain Taxes and Fees.............................................................................29
         9.2  Proration of Certain Charges.......................................................................29

Article 10 - Survival of Representations and Warranties; Indemnification.........................................29
         10.1  Survival of Representations and Warranties........................................................29
         10.2  Agreement to Indemnify by the Sellers and Shareholders............................................29
         10.3  Agreement to Indemnify by the Buyer...............................................................30
         10.4  Claims for Indemnification........................................................................31
         10.5  Procedures Regarding Third Party Claims...........................................................31
         10.6  Effectiveness.....................................................................................32

Article 11 - Termination.........................................................................................32
         11.1  Termination.......................................................................................32
         11.2  Procedure and Effect of Termination...............................................................33

Article 12 - Miscellaneous Provisions............................................................................33
         12.1  Access to Books and Records after Closing.........................................................33
         12.2  Notices...........................................................................................33
         12.3  Parties in Interest; No Third Party Beneficiaries.................................................36
         12.4  Assignability.....................................................................................36
         12.5  Entire Agreement; Amendment.......................................................................36
         12.6  Headings..........................................................................................36
         12.7  Counterparts......................................................................................36
         12.8  Governing Law.....................................................................................36
         12.9  Knowledge.........................................................................................36
         12.10  Jurisdiction; Arbitration........................................................................37
         12.11  Waivers..........................................................................................37
         12.12  Severability.....................................................................................38
         12.13  Expenses.........................................................................................38

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 30th day of December, 1997, by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), M&S AUTO RESOURCES, INC., D/B/A CLEARWATER TOYOTA, a Florida corporation ("CTI"), CLEARWATER AUTO RESOURCES, INC., D/B/A CLEARWATER MITSUBISHI, a Florida corporation ("CMI"), CLEARWATER COLLISION CENTER, INC., a Florida corporation ("CCCI" and, together with CTI and CMI, collectively, the "SELLERS" and each, individually a "SELLER"), and Scott Fink, Michael Cohen, Jeffrey Schuman, and Timothy McCabe (collectively, the "SHAREHOLDERS" and each, individually, a "SHAREHOLDER").

                              W I T N E S S E T H:

         In consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE 1
             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 AGREEMENT OF PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article 2 hereof), the Sellers shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Sellers' right, title and interest in and to all of the assets of the Sellers of every kind, character and description, tangible or intangible, real, personal or mixed, and wherever located, including, without limitation, the assets described on Schedule 1.1(a), but excluding, however, the assets described on Schedule 1.1(b) (the "EXCLUDED ASSETS"); said assets, other than the Excluded Assets, are hereinafter called the "PURCHASED ASSETS". The Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "ENCUMBRANCES"), other than the Encumbrances set forth on
Schedule 1.1(c) (the "PERMITTED ENCUMBRANCES").

         1.2  ASSUMED LIABILITIES; INDUCEMENT FEE.

                  (a) ASSUMED LIABILITIES. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Buyer shall assume and undertake to perform all of the liabilities and obligations of the Sellers specifically described on Schedule 1.2 (the "ASSUMED LIABILITIES"). Except for the Assumed Liabilities, the Buyer shall not assume, and the Sellers shall retain and remain responsible for, any and all liabilities and obligations of the Sellers of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown (such retained liabilities and obligations being hereinafter called the "RETAINED LIABILITIES").

                  (b) INDUCEMENT FEE. As an inducement to the Buyer to negotiate and enter into this Agreement and to undertake the further cost and expense of conducting its due diligence investigation and preparing to satisfy its obligations at the Closing, the Sellers hereby agree, jointly and severally, to pay to Sonic Automotive, Inc., not later than March 31, 1998, the sum of $500,000 (the "INDUCEMENT FEE"). The Inducement Fee will be an Assumed Liability and will become an obligation of the Buyer or any other person (including any holder of a right of first refusal, preemptive right or other similar right, with respect to any of the Purchased Assets) who purchases the Purchased Assets, or any portion thereof, based upon the terms of this Agreement. The Inducement Fee will be reflected as a liability in the Closing Balance Sheet (as defined in Section 1.3(c) below), but will not be taken into account in determining the Net Current Assets (as defined in Section 1.3(a) below), notwithstanding the provisions of said Section 1.3(c). The Inducement Fee will be canceled if this Agreement is terminated for any reason other than the exercise of a right of first refusal, preemptive right or other similar right, by any applicable automobile manufacturer or distributor or any person claiming by, through or under it.

         1.3  PURCHASE PRICE; ALLOCATION.

                  (a) PURCHASE PRICE. In addition to the assumption by the Buyer of the Assumed Liabilities, as the full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Sellers the aggregate purchase price of $17,590,000, consisting of $4,200,000 as the purchase price for the Sellers' Net Current Assets (as hereinafter defined) and $13,390,000 as the purchase price for all of the other Purchased Assets, subject to adjustment as provided in Section 1.3(c) below (collectively, the "PURCHASE PRICE"). As used in this Agreement, the term "NET CURRENT ASSETS" shall mean (i) all of the Purchased Assets as of the close of business on the last day of the calendar month immediately preceding the calendar month in which Closing occurs (the "EFFECTIVE CLOSING DATE") which would, in conformity with generally accepted accounting principles applied in a manner consistent with those used in the preparation of the Financial Statements referred to in Section 3.4 below ("GAAP"), be included under current assets on a balance sheet as at such date, MINUS (ii) all of the Assumed Liabilities as of the close of business on the Effective Closing Date which would, in conformity with GAAP, be included under current liabilities on a balance sheet as at such date.

                  (b) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                            (1)  (A) $11,380,000 of the Purchase Price, plus (B)
interest on such amount from and including the first day of the calendar month in which the Closing occurs to the date of payment at the Prime Rate (as defined in Section 1.3(c) below) (the "CLOSING PAYMENT") shall be payable to the Sellers at Closing by wire transfer of immediately available funds to the account or accounts of the Sellers, which shall be designated by the Sellers in writing at least one full Business Day prior to the Closing Date, in the respective amounts specified in Part I of Schedule 1.3(d). The sum of $500,000 (the "ESCROW AMOUNT") shall be placed in escrow with First Union

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National Bank (the "ESCROW AGENT") by the Buyer in accordance with the escrow agreement in the form of Exhibit A, with such other changes thereto as the Escrow Agent shall reasonably request (the "ESCROW AGREEMENT"). For purposes of this Agreement, a "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in the State of North Carolina. The term of the Escrow Agreement will be for 90 days from the Closing Date if the Buyer shall have made no claims during such period for indemnification pursuant to the terms of this Agreement or for a Net Current Assets Shortfall (as defined in Section 1.3(c) below) pursuant to the terms of this Agreement. If the Buyer shall have made no such claims during such 90-day period, the Buyer will execute a joint instruction pursuant to the Escrow Agreement at the end of such period instructing the Escrow Agent to pay the Escrow Amount in immediately available funds to the Sellers pursuant to the terms of the Escrow Agreement.

                            (2)    (I) At the Closing, the Buyer shall issue and
deliver to the Sellers, in the respective amounts specified in Part I of
Schedule 1.3(d) hereto, 3,960 shares of the Buyer's Convertible Preferred Stock (the "PREFERRED STOCK" or the "STOCK CONSIDERATION"). The Preferred Stock will be convertible into shares of the Buyer's Class A Common Stock having a market value at the time of conversion of not less than $3,960,000 and not more than $4,356,000, as more specifically provided in the Statement of Rights and Preferences attached as Exhibit B hereto.

                            (II) The Buyer shall use its reasonable best efforts
to make available current public information with respect to the Buyer within the meaning of Subsection (c)(1) of Securities and Exchange Commission Rule 144 ("RULE 144") to the extent necessary to facilitate public resales by the Seller of the Buyer's Class A Common Stock issuable upon conversion of the Preferred Stock, pursuant to Rule 144. The Buyer shall remove any and all stop transfer instructions and shall remove any restrictive legend on the certificates with respect to the Preferred Stock and any such Class A Common Stock then owned by the Sellers to the extent that either (i) such Preferred Stock or Class A Common Stock may hereafter be registered under the Securities Act of 1933, as amended, and under any applicable state securities or blue sky laws, or (ii) the Buyer has received an opinion of counsel reasonably satisfactory to the Buyer, in form and substance reasonably satisfactory to the Buyer, that such registration is not required. Upon receipt of reasonable evidence that the requirements of Rule 144(k) have been complied with (including an opinion of counsel reasonably satisfactory to the Buyer to such effect), the Buyer shall remove any and all stop transfer instructions and shall remove any restrictive legend on such certificates.

                            (3) Subject to the provisions of paragraph (4)
below, not later than 120 days after the first anniversary of the Effective Closing Date, the Buyer shall pay to the Sellers an amount equal to 50% of the Buyer's combined earnings before taxes for the 12 month period (the "EARNOUT PERIOD") beginning on the Effective Closing Date from the three businesses purchased hereunder (the "SUBJECT BUSINESSES"), with a maximum payment obligation of the Buyer hereunder of $1,750,000. Such payment (hereinafter called the "EARNOUT PAYMENT") shall be made by wire transfer of immediately available funds to the account or accounts of the Sellers, which shall be designated by the Sellers in writing at least one (1) Business Day prior to the date of payment, in the respective amounts specified in Part I of Schedule 1.3(d). To the extent that the Earnout Payment is made more than 30 days after the end of the Earnout Period, the Buyer shall also pay, subject to paragraph (4) immediately below, interest at the Prime Rate (as defined in Section 1.3(c) below) on the amount of the Earnout Payment from the 31st day after the end of the Earnout Period to the date of payment. For purposes of calculating such combined earnings before taxes of the Subject Businesses, the following rules shall apply:

                  (I) no deduction shall be taken for federal and state income taxes owed by the Subject Businesses;

                  (II) no deduction shall be taken for bad debts which have not been processed through the Buyer's customary credit approval procedures;

                  (III) earnings before taxes shall be determined before any management fee expense allocation from the Buyer;

                  (IV) overhead expenses or other expenses which have been incurred by any of the Subject Businesses which are allocated to such Subject Business but do not directly relate to the operation of such Subject Business, or that portion so allocated which is not reasonably related to the operation of such Subject Business, shall not be deducted in determining earnings before taxes;

                  (V) earnings before taxes shall be determined prior to calculation of the Earnout Payment;

                  (VI) no deduction shall be taken for goodwill of the Subject Businesses; and

                  (VII) no deduction shall be taken for any interest expenses of the Subject Businesses other than floor plan financing interest attributable to the Subject Businesses and other interest expenses directly attributable to the operation of the Subject Businesses.

         At the time of the making of the Earnout Payment, the Buyer shall deliver to the Sellers' Agent a statement in writing setting forth in reasonable detail the manner in which the Earnout Payment was determined.

                           (4) If, as of the date of the Earnout Payment
(hereinafter called the "EARNOUT PAYMENT DATE"), any Buyer Indemnitee (as defined in Section 10.2 below) shall have made a claim or claims for Buyer's Damages (as defined in Section 10.2 below) and such claim or claims shall not have been resolved prior to the Earnout Payment Date, either by mutual written agreement between the Sellers and the Buyer or by a decision of the arbitrators pursuant to Section 12.10 below, then the amount of the Earnout Payment shall only be paid to the extent it exceeds the aggregate total of Buyer's Damages as to which claims for indemnification shall have been made on or prior to the Earnout Payment Date and not resolved on or prior thereto, and the remainder of the Earnout Payment shall be postponed until the resolution of all such claims for indemnification. The Sellers hereby acknowledge and agree that the Buyer shall be entitled to set off against and to reduce the amount of the Earnout Payment by the amount of Buyer's Damages which is either agreed to in writing by the Sellers and the Buyer or determined pursuant to a decision of the

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arbitrators referred to in Section 12.10 below. To the extent that such arbitrators shall determine that the postponement of any portion of the Earnout Payment by the Buyer was not warranted, the Buyer shall promptly pay such portion to the Sellers, together with interest from the 31st day after the end of the Earnout Period to the date of payment, as provided in paragraph (3) above.

                  (c)      ADJUSTMENT PROCEDURES.

                           (1) Not later than 60 days after the Closing Date (as
defined in Article 2 hereof), the Buyer will prepare and deliver to Scott Fink, as agent for the Sellers (the "SELLERS' AGENT"), an unaudited balance sheet (the "CLOSING BALANCE SHEET") of the Sellers as of the Effective Closing Date, consisting of computations of (A) the Net Current Assets, and (B) the tangible book value as of the Effective Closing Date of the Purchased Assets (excluding goodwill and other intangible assets) less the book value as of the Effective Closing Date of the Assumed Liabilities, all as determined in accordance with GAAP; PROVIDED, HOWEVER, that used vehicle inventories shall only include used vehicles as to which the Buyer and the Sellers' Agent, or their respective designees (it being anticipated but not required that the Buyer would be represented in these valuation negotiations by Scott Smith), shall have mutually agreed regarding the appraised values thereof, based upon a physical inventory to be conducted by them on the Business Day immediately preceding the Closing Date; no 1997 or older vehicles (other than those scheduled on Schedule 1.3(c)) shall be included in new vehicle inventory; and there shall be included appropriate reserves and/or write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete, defective, or slow-moving inventory. "Slow moving" means (i) with respect to returnable parts, returnable parts older than twelve months and, (ii) with respect to new vehicles, new vehicles older than 300 days; and (iii) with respect to other inventory, as may be reasonably determined by the Buyer, the Sellers having a right to arbitrate disputes with respect to such other inventory provided, however, that the valuation process described above shall control with respect to all used vehicles. If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Sellers' Agent has not given the Buyer notice of the Sellers' objection to the computation of the Net Current Assets as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Sellers' objection), then the Net Current Assets reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Sellers. If the Sellers' Agent shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Sellers' Agent (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the Accountants will be instructed to determine the Net Current Assets based upon their resolution of the issues in dispute; (iii) such determination by the Accountants of the Net Current Assets, as set forth in a notice delivered to the parties by the Accountants, will be binding and conclusive on the parties; and (iv) the Buyer and the Sellers shall each bear 50% of the fees and expenses of the Accountants for such determination.

                           (2) To the extent that the Net Current Assets, as
deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than $4,200,000 (the "NET CURRENT ASSETS SHORTFALL"), the Sellers shall be obligated, jointly and severally, to pay the amount of the Net Current Assets Shortfall, together with interest on such amount at the Prime Rate of NationsBank, N.A. from time to time in effect (the "PRIME RATE") from and including the first day of the calendar month in which Closing occurs to the date of payment, promptly to the Buyer. In furtherance of (but not by way of limitation of) the Sellers' obligation in the immediately preceding sentence, the Sellers' Agent and the Buyer shall execute and deliver to the Escrow Agent a joint instruction to pay up to the entire amount of the Escrow Amount to the Buyer. To the extent that the Net Current Assets, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is greater than $4,200,000 (the "NET CURRENT ASSETS EXCESS"), the Buyer shall be obligated to pay the amount of the Net Current Assets Excess promptly to the Sellers. In furtherance of (but not by way of limitation of) the Buyer's obligation in the immediately preceding sentence, the Buyer and the Sellers' Agent shall execute and deliver to the Escrow Agent a joint instruction to pay up to the entire amount of the Escrow Amount to the Sellers. The Buyer shall also pay interest to the Sellers on Net Current Assets Excess at the Prime Rate from and including the first day of the calendar month in which Closing occurs to the date of payment.

                  (d) ALLOCATION. The allocation of the Purchase Price and the Assumed Liabilities as among the respective Sellers and as among the Purchased Assets shall be as set forth in Part II of Schedule 1.3(d).

         1.4      INSTRUMENTS OF CONVEYANCE AND TRANSFER; DEALERSHIP LEASES.

                  (a) INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, each of the Sellers shall deliver to the Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit C (the "BILLS OF SALE"), and such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the Buyer good title to the Purchased Assets in accordance herewith. Simultaneously therewith, the Sellers shall take all steps as may be required to transfer to the Buyer actual possession and exclusive operating control of the Purchased Assets.

                  (b) DEALERSHIP LEASE. At the Closing, M&S Auto Resources, Inc. will enter into a lease with the Buyer or a permitted assignee of the Buyer, as lessee, regarding the Leased Premises (as defined in Section 3.8(a) below) owned by them, such lease to be substantially in the form of Exhibit D (the "DEALERSHIP LEASE"). For purposes of this Agreement, the term "AFFILIATE" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (c) NON-COMPETITION AGREEMENT. At the Closing, the Sellers and Scott Fink and Timothy McCabe will enter into a non-competition agreement with the Buyer in substantially the form of Exhibit E (the "NON-COMPETITION AGREEMENT"). Neither Michael Cohen nor Jeffrey Schuman will be required to enter into a non-competition agreement with the Buyer.

                  (d) FURTHER ASSURANCES. The Sellers further agree that, from and after the Closing, they will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably request in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

                  (e) SHAREHOLDERS' COVENANT TO CLOSE. The Shareholders further covenant and agree to take all necessary officer, director and stockholder, partner or member actions to cause the Sellers to perform their obligations at and prior to the Closing, as contemplated by this Agreement.

         1.5 OFFERS OF EMPLOYMENT TO SELLERS' EMPLOYEES. On or before the Closing Date, the Buyer may offer employment to such of the Sellers' employees as the Buyer shall select, in its sole discretion, such employment to begin on or after the date of the Closing and to be upon such terms and conditions as determined by the Buyer in its sole discretion, but the parties hereto acknowledge and agree that the Buyer has no obligation to employ any person.


                                    ARTICLE 2
                                     CLOSING

         The sale and purchase of the Purchased Assets contemplated hereby shall take place at a closing (the "CLOSING") at the offices of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., 911 Chestnut Street, Clearwater, Florida, at 10:00 a.m. local time on the fifth (5th) Business Day, or such shorter period as the Buyer may choose, following the date the Buyer gives notice of the Closing to the Sellers, but in no event later than March 2, 1998 (the "CLOSING DATE DEADLINE"), unless another date or place is agreed to in writing by the Sellers and the Buyer. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE".


                                    ARTICLE 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS

         The Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:

         3.1 ORGANIZATION; GOOD STANDING; QUALIFICATIONS. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Sellers is qualified as a foreign corporation and is in good standing in the jurisdictions listed with respect to it on Schedule 3.1, which jurisdictions are the only jurisdictions where the nature of such Seller's business and its assets require such qualification.

         3.2 AUTHORITY; CONSENT. Each of the Sellers has full corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by each of the Sellers of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by each of the Sellers of the transactions contemplated hereby and thereby and the performance by each of the Sellers of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary corporate action, including, without limitation, all necessary shareholder action; and (ii) do not and will not, except as set forth on Schedule 3.2, (A) conflict with or violate any of the provisions of the certificate of incorporation or by-laws, each as amended, with respect to any of the Sellers, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to any of the Sellers, the Purchased Assets or the Assumed Liabilities, (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of any of the Sellers under, or violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which any of the Sellers is a party or by which any of the Sellers or any of the Purchased Assets or Assumed Liabilities are bound or affected, (D) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, or (E) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

         3.3  OWNERSHIP; INVESTMENTS.

                  (a) OWNERSHIP. All issued and outstanding shares of capital stock of the Sellers are held of record and beneficially by the Shareholders, free and clear of any Encumbrances. No Seller has any outstanding securities or other instruments, agreements or arrangements of any character or nature whatsoever under which such Seller is or may be obligated to issue any shares of its capital stock.

                  (b) INVESTMENTS. Except as set forth on Schedule 3.3, the Sellers do not own, directly or indirectly, any shares of capital stock or other equity ownership or proprietary or membership interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity, and they do not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise.

         3.4 FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer prior to the date hereof: (a) the unaudited balance sheets for the Sellers as of December 31, 1996 and the related unaudited statements of income and stockholders' equity, as reflected in financial statements for such periods finished to the applicable manufacturers (including the notes thereto and any other information included therein) (collectively, the "ANNUAL FINANCIAL STATEMENTS"); and (b) the unaudited balance sheets of the Sellers as of October 31, 1997 and the related unaudited statements of income and stockholders' equity for the nine-month period then ended (collectively, the "INTERIM FINANCIAL STATEMENTS") (the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (i) are in accordance with the books and records of the Sellers, which books and records are true, correct and complete, (ii) fully and fairly present the financial condition and results of the operations of the Sellers as of and for the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth on Schedule 3.4.

         3.5 ABSENCE OF CERTAIN CHANGES. Since October 31, 1997, the Sellers have operated their businesses in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.5, there has not been incurred, nor has there occurred: (a) Any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Purchased Assets or the business of any of the Sellers in excess of $50,000; (b) Any sale, transfer, pledge or other disposition of any tangible or intangible assets of any of the Sellers (except sales of vehicle and parts inventory in the ordinary course of business) having an aggregate book value of $50,000 or more; (c) Any termination, amendment, cancellation or waiver of any Material Contract (as defined in Section 3.6 hereof) or any termination, amendment, cancellation or waiver of any rights or claims of any of the Sellers under any Material Contract (except in each case in the ordinary course of business and consistent with past practices); (d) Any change in the accounting methods, procedures or practices followed by any of the Sellers or any change in depreciation or amortization policies or rates theretofore adopted by the Sellers; (e) Any material change in policies, operations or practices with respect to business operations followed by any of the Sellers, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Sellers concerning the employees of the Sellers or the employee benefit plans of the Sellers; (f) Any capital appropriation or expenditure or commitment therefor on behalf of the Sellers in excess of $50,000 individually, or $100,000 in the aggregate; (g) Any general uniform increase, other than in the ordinary course of business, in the cash or other compensation of employees of any of the Sellers, or any increase in excess of $25,000 in any such compensation payable to any individual officer, director, consultant or agent thereof, or any loans or commitments therefor made by any of the Sellers to any persons, including any officers, directors, stockholders, employees, consultants or agents of the Sellers or any of their affiliates; (h) Any account receivable in excess of $50,000 or note receivable in excess of $50,000 owing to any of the Sellers which (i) has been written off as uncollectible, in whole or in part, (ii) has had asserted against it any claim, refusal or right of setoff, or (iii) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (i) any write-down or write-up of the value of any inventory or equipment of the Sellers or any increase in inventory levels in excess of historical levels for comparable periods; (j) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of any of the Sellers which has, or could reasonably be expected to have, a material adverse effect on the Purchased Assets or the business or operations of the Sellers; or (k) Any agreement, whether in writing or otherwise, by any of the Sellers to take or do any of the actions enumerated in this Section 3.5.

         3.6  MATERIAL CONTRACTS.

                  (a) LIST OF MATERIAL CONTRACTS. Set forth on Schedule 3.6(a) is a list of all contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which require the payment of $50,000 in any twelve-month period, or do not require payment but which are otherwise material to the business of the Sellers, as currently conducted or to the Purchased Assets or the Assumed Liabilities (collectively, the "MATERIAL CONTRACTS"). True copies of all written Material Contracts and written summaries of all oral Material Contracts described or required to be described on Schedule 3.6(a) have been furnished to the Buyer.

                  (b) PERFORMANCE, DEFAULTS, ENFORCEABILITY. The Sellers have in all material respects performed all of their obligations required to be performed by them to the date hereof, and are not in default or alleged to be in default in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth in Schedule 3.6(b), the transfer and assignment to the Buyer of all of the Material Contracts, will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

         3.7 TITLE TO PURCHASED ASSETS AND RELATED MATTERS. The Sellers have good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.7. Except as set forth in
Schedule 3.7, the Purchased Assets (including, without limitation, the Material Contracts) and the Leased Premises (as defined in Section 3.8 below) include all properties and assets (real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements) utilized by the Sellers in carrying on their business in the ordinary course. Except as set forth on Schedule 3.7, the Purchased Assets (i) are in the exclusive possession and control of the Sellers and no person or entity other than the Sellers are entitled to possession of any portion of the Purchased Assets; and (ii) do not include any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or any goodwill, organizational expense or other similar intangible asset.

         3.8  REAL PROPERTY OF THE SELLERS.

                  (a) LEASED PREMISES. Schedule 3.8(a) contains a complete list and description (including buildings and other structures thereon and the name of the owner thereof) of all real property which is used by the Sellers in their respective businesses and operations, indicating which parcels of such real property are to be leased under the Dealership Lease to the Buyer and which parcels are subject to existing leases which are to be assigned to the Buyer (such existing leases being hereinafter called the "EXISTING LEASES"). All such real property on Schedule 3.8(a) is hereinafter collectively called either the "REAL PROPERTY" or the "LEASED PREMISES". True, correct and complete copies of all Existing Leases have been delivered to the Buyer.

                  (b) EASEMENTS, ETC. The Real Property enjoys all easements and rights of way over the property of others necessary for the operation of the Sellers' businesses. Other than as disclosed on Schedule 3.8(b), no portion of the Real Property has been condemned or otherwise taken by any public authority, and the Sellers have no knowledge of any pending or threatened condemnation or taking thereof. None of the buildings or improvements on the Real Property encroaches on any adjoining property or on any easements or rights of way. The Sellers have no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Real Property as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Dealership Leases or Existing Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Real Property). The buildings and improvements (including building systems) which comprise a part of the Real Property are in good condition, maintenance and repair, ordinary wear and tear excepted. There is no person or entity other than the Sellers in or entitled to possession of the Real Property.

                  (c) OWNED REAL PROPERTY. Except for the Leased Premises, which are owned by CTI, none of the Sellers owns any real property.

         3.9 MACHINERY, EQUIPMENT, ETC. Schedule 3.9 sets forth a list of all material machinery, equipment, tools, motor vehicles, furniture and fixtures owned by each of the Sellers and included in the Purchased Assets, including which items are owned by the Sellers and which items are leased to the Sellers (collectively, the "EQUIPMENT"). With respect to Equipment which is leased,
Schedule 3.9 also contains a list of all leases or other agreements, whether written or oral, relating thereto. The Equipment is in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof and ordinary wear and tear excepted.

         3.10 INVENTORIES OF THE SELLERS. All inventories of the Sellers included in the Purchased Assets consist of items of a quality and quantity usable and salable in the normal course of their businesses, are generally sufficient to do business in the ordinary course, and the levels of inventories are consistent with the levels maintained by the Sellers in the ordinary course consistent with past practices and the Sellers' obligations under their agreements with all applicable vehicle manufacturers or distributors. The values at which such inventories are carried are based on the FIFO method and are stated in accordance with generally accepted accounting principles consistently applied by the Sellers at the lower of historic cost or market. An adequate reserve has been established for damaged, spoiled, obsolete, defective or slow-moving goods and such reserve is consistent with both the operation of the Sellers' businesses in the ordinary course and past practice.

         3.11 ACCOUNTS RECEIVABLE OF THE SELLERS. All accounts receivable of the Sellers included in the Purchased Assets are collectible at the aggregate recorded amounts thereof, subject to the reserve for doubtful accounts, in the ordinary course of the Sellers' business, and are not subject to any known offsets or counterclaims. An adequate reserve for doubtful accounts has been established and such reserve is consistent with both the operations of the Sellers' business in the ordinary course and its past practices.

         3.12 APPROVALS, PERMITS AND AUTHORIZATIONS. Set forth on Schedule 3.12 is a list of all governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Sellers to own the Purchased Assets and to operate their businesses as presently conducted (collectively, the "AUTHORIZATIONS"). All Authorizations have been duly and lawfully secured or made by the Sellers and are in full force and effect. There is no proceeding pending or, to the Sellers' knowledge, threatened or probable of assertion, to revoke or limit any Authorization. Except as indicated on Schedule 3.12, all Authorizations may be lawfully transferred to the Buyer as contemplated by this Agreement and, except as indicated on Schedule 3.12, none of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness, either by virtue of the terms thereof or because of the non-assignability thereof, of any Authorization.

         3.13 COMPLIANCE WITH LAWS. The Sellers have conducted their operations and businesses in compliance with, and all of the Purchased Assets and Leased Premises comply with (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.29 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Sellers have not received any notification of any asserted present or past failure by them to comply with such laws, rules or regulations, or such orders, rules, writs, judgments, injunctions, decrees or ordinances. Set forth on
Schedule 3.13 are all orders, writs, judgments, injunctions, decrees and other awards of any court or any governmental instrumentality applicable to the Purchased Assets or the Sellers or their businesses and operations. The Sellers have delivered to the Buyer copies of all reports, if any, of the Sellers required under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports or any deficiencies noted by inspection through the Closing Date have been corrected by the Sellers.

         3.14  INSURANCE.

                  (a) Schedule 3.14(a) of this Agreement sets forth a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Sellers on their properties, operations, inventories, assets, businesses or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect through the Closing Date and the Sellers are not in default with respect to any provision contained in any such insurance policy and have not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Sellers is adequate in accordance with the standards of business of comparable size in the industry in which the Sellers operate and no notice of cancellation or termination has been received with respect to any such policy. The Sellers have not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

                  (b) Set forth on Schedule 3.14(b) is a summary of information pertaining to property damage and personal injury claims in excess of $10,000 against any of the Sellers during the past three (3) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Sellers.

         3.15 TAXES. All federal, state and local tax returns and reports required as of the date hereof to be filed by the Sellers for taxable periods ending prior to the date hereof have been duly and timely filed by the Sellers with the appropriate governmental agencies, and all such returns and reports are true, correct and complete. All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("TAXES"), payable by, or due from, the Sellers for all periods arising on or prior to the Closing Date have been fully paid or adequately reserved for by the Sellers or, with respect to Taxes required to be accrued, the Sellers have properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Sellers. Each of the Sellers has made a valid election to be treated as an "S Corporation" for federal income tax purposes which elections have been continuously in effect since November 21, 1995 in the case of CTI, July 27, 1989 in the case of CMI, and December 18, 1995 in the case of CCCI.

         3.16 LITIGATION. Except as set forth in Schedule 3.16, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Sellers' knowledge, threatened or probable of assertion, against any of the Sellers with respect to the Purchased Assets or the Assumed Liabilities or the businesses of the Sellers. The Sellers know of no basis for the institution of any such suit or proceeding. None of the Sellers is now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the businesses of the Sellers or any of the Purchased Assets or Assumed Liabilities.

         3.17 POWERS OF ATTORNEY. Except as set forth in Schedule 3.17, there are no persons, firms, associates, corporations, business organizations or other entities holding general or special powers of attorney from any of the Sellers.

         3.18 BROKER'S AND FINDER'S FEES. Except as disclosed to the Buyer, none of the Sellers or the Shareholders has incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Sellers hereby, jointly and severally, agree to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

         3.19 EMPLOYEE RELATIONS. The Sellers employ a total of 189 employees as of November 30, 1997. Except as set forth in Schedule 3.19: (a) none of the Sellers is delinquent in the payment (i) to or on behalf of any past or present employees of any cash or other compensation for all periods prior to the date hereof or the date of the Closing, as the case may be, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (b) there are no collective bargaining agreements currently in effect between the Sellers and labor unions or organizations representing any employees of the Sellers; (c) no collective bargaining agreement is currently being negotiated by the Sellers;
(d) there are no union organizational drives in progress and there has been no formal or informal request to any of the Sellers for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between any of the Sellers and any of their sales representatives or, to the knowledge of the Sellers, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

         3.20 COMPENSATION. Schedule 3.20 contains a schedule of all employees (including sales representatives) and consultants of the Sellers whose individual cash compensation as projected for the year ended December 31, 1997, is in excess of $100,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1997 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

         3.21 PATENTS; TRADEMARKS; TRADE NAMES; COPYRIGHTS; LICENSES, ETC. Except as set forth on Schedule 3.21, there are no patents, trademarks, trade names, service marks, service names and registered copyrights which are material to the Sellers' businesses, and there are no applications therefor or licenses thereof, inventions, computer software, logos or slogans, which are owned or leased by the Sellers or used in the conduct of the Sellers' business. The Sellers are not individually or jointly a party to, nor pay a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Sellers, any basis for any claim, against any of the Sellers that any of their operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that any of the Sellers is wrongfully or otherwise using the property rights of others. The Sellers are the owners of the names set forth on Schedule 3.21 (the "PROPRIETARY NAMES") in the State of Florida and, to the knowledge of the Sellers, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

         3.22 ACCOUNTS PAYABLE; OTHER INDEBTEDNESS. All accounts payable of the Sellers to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past due. Schedule 3.22 hereto sets forth a list of all indebtedness of the Sellers, other than accounts payable, as of the close of business on the day preceding the date hereof, including, without limitation, money borrowed, indebtedness of the Sellers owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums, whether (and to what extent) such indebtedness is secured, and the unpaid principal amount of such indebtedness as of such date.

         3.23 NO UNDISCLOSED LIABILITIES. The Sellers do not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, or (c) disclosed specifically on Schedule 3.23.

         3.24 CERTAIN TRANSACTIONS. Except as set forth in Schedule 3.24, there are no contracts, agreements or other arrangements between the Sellers and any of the Shareholders (including the Shareholders' affiliates), or the Sellers' or Shareholders' (including the Shareholders' affiliates) directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services in the ordinary course as employees, officers and directors).

         3.25 BUSINESS GENERALLY. The Sellers are not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Sellers participate, which have not been disclosed to the Buyer and which could reasonably be expected to have a material adverse effect on the businesses and operations of any of the Sellers, other than general business and economic conditions generally affecting the industry and markets in which the Sellers participate.

         3.26  EMPLOYEE BENEFITS.

                  (a) The Sellers have listed on Schedule 3.26 and have delivered to the Buyer true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Seller (which shall include for this purpose and for the purpose of all of the representations in this Section 3.26, the Shareholders and all employers, whether or not incorporated, that are treated together with the Sellers as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE")). The term "EMPLOYEE PLAN" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Sellers and maintained or contributed to by the Sellers.

                  (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Sellers do not maintain or contribute to, and have never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Sellers or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c)(g) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Sellers, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Sellers have made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Sellers, except as specifically required by law. There are no pending or, to the best knowledge of the Sellers, threatened claims (other than routine claims for benefit) or lawsuits with respect to any of Sellers' Employee Plans. As used in this Section 3.26, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

         3.27 SELLERS AND SHAREHOLDERS NOT FOREIGN PERSONS. Neither the Sellers nor any of the Shareholders is a "foreign person" as that term is defined in the Code and the regulations promulgated pursuant thereto, and the Buyer has no obligation under Section 1445 of the Code to withhold or pay over to the IRS any part of the "amount realized" (as such term is defined in the regulations issued under Section 1445 of the Code) by the Sellers and/or the Shareholders in the transactions contemplated hereby.

         3.28 SUPPLIERS AND CUSTOMERS. The Sellers are not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers or suppliers. To the knowledge of the Sellers, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their respective relationships with the Sellers.

         3.29  ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Section 3.29, the following terms shall have the following meaning: (i) "ENVIRONMENTAL LAW" means all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment. (ii) "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

                  (b) The Sellers have obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Purchased Assets ("ENVIRONMENTAL PERMITS"). All such Environmental Permits are in good standing, the Sellers are and have been in compliance with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or threatened to revoke any such Environmental Permit.

                  (c) The Sellers and the Purchased Assets are and have been in compliance in all material respects with all Environmental Laws.

                  (d) Neither the Sellers nor the Shareholders has received any written or oral order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property or any other property formerly owned, used or leased by any of the Sellers, (ii) any other circumstances forming the basis of any actual or alleged violation by the Sellers of any Environmental Law or any liability of any of the Sellers under any Environmental Law, (iii) any remedial or removal action required to be taken by any of the Sellers under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor are the Sellers aware of any facts which might reasonably give rise to such notice or communication. None of the Sellers has entered into any agreements concerning any removal or remediation of Hazardous Materials

                  (e) No lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or threatened under any Environmental Law with respect to any of the Sellers or the Real Property.

                  (f) To the knowledge of the Sellers, no Hazardous Materials are or have been released, discharged, spilled or disposed of onto, or migrated onto, the Real Property or any other property previously owned, operated or leased by any of the Sellers, and, to the knowledge of the Sellers, no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by any of the Sellers, or to the Sellers' past or present operations, which would constitute a violation of any Environmental Law or otherwise give rise to costs, liabilities or obligations under any Environmental Law.

                  (g) None of the Sellers nor, to the best of the Sellers' knowledge, any of their predecessors in interest has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or (iii) about which any of the Sellers or the Shareholders have received or have reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

                  (h) To the knowledge of the Sellers, no environmental lien has attached or is threatened to be attached to the Real Property.

                  (i) To the knowledge of the Sellers, no employee of any of the Sellers in the course of his or her employment with the Sellers has been exposed to any Hazardous Materials or other substance, generated, produced or used by any of the Sellers which could give rise to any claim (whether or not such claim has been asserted) against any of the Sellers.

                  (j) Except as set forth on Schedule 3.29(j), the Real Property does not contain any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls (PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

                  (k) None of the Sellers has agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

                  (l) Except as set forth on Schedule 3.29(l), there have been no environmental studies or reports made relating to the Real Property or any other property or facility previously owned, operated or leased by any of the Sellers.

         3.30 BANK ACCOUNTS AND SAFE DEPOSIT BOXES. Schedule 3.30 lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, any of the Sellers, and details about the persons having access to or authority over such accounts, credit cards and safe deposit boxes.

         3.31 WARRANTIES. Set forth on Schedule 3.31 are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by any of the Sellers (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of any of the Sellers. There have been no breach of warranty or breach of representation claims against any of the Sellers during the past five (5) years which have resulted in any cost, expenditure or exposure to any of the Sellers of more than $100,000 individually or in the aggregate.

         3.32 INTEREST IN COMPETITORS AND RELATED ENTITIES. Except as set forth on Schedule 3.32, no Shareholder and no affiliate of any Shareholder (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of the Sellers, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, any of the Sellers, or (iii) has a beneficial interest in any contract or agreement to which any of the Sellers are a party; PROVIDED, HOWEVER, the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Shareholders individually and collectively own less than 3% of the issued and outstanding voting stock.

         3.33 AVAILABILITY OF SELLERS' EMPLOYEES. There have been no actions taken by the Sellers, their affiliates, or any of their respective shareholders, officers, directors, members, partners, managers or employees, to discourage, or in any way prevent, any of the employees of the Sellers from being hired by the Buyer after Closing, and as of the Closing each of the Sellers' employees will be available without penalty for employment by the Buyer.

         3.34 MISSTATEMENTS AND OMISSIONS. No representation or warranty made by the Sellers in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Sellers or any of the Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Sellers as follows:

         4.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2  AUTHORITY; CONSENTS; ENFORCEABILITY.

                  (a) AUTHORITY. The Buyer has full corporate power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder:
(i) have been duly and validly authorized by all necessary corporate action on the part of the Buyer; and (ii) do not and will not, except as set forth on
Schedule 4.2(a), (A) conflict with or violate any of the provisions of the Certificate of Incorporation or By-laws of the Buyer, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected; or (D) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

         4.3 BROKER'S AND FINDER'S FEES. The Buyer has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Buyer hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

         4.4 LITIGATION. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.

         4.5 FINANCING. As of the date hereof and as of the Closing Date, the Buyer has sufficient funds, or sources of financing available to it, to enable it to perform its obligations at the Closing.

         4.6 MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Sellers and/or the Shareholders pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.



                                    ARTICLE 5
                              PRE-CLOSING COVENANTS
                       OF THE SELLERS AND THE SHAREHOLDERS

         The Sellers and the Shareholders hereby covenant and agree that from and after the date hereof until the Closing:

         5.1  PROVIDE ACCESS TO INFORMATION; COOPERATION WITH BUYER.

                  (a) ACCESS. The Sellers shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Sellers, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Sellers, and to interview personnel, suppliers and customers of the Sellers, in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets, Assumed Liabilities and the businesses and operations of the Sellers. In addition, the Sellers shall provide to the Buyer and its representatives such additional financial and operating data and other information in respect of the Purchased Assets, Assumed Liabilities and the business and properties of the Sellers as the Buyer shall from time to time reasonably request.

                  (b) COOPERATION IN OBTAINING CONSENTS. The Sellers and Shareholders shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to all applicable automobile manufacturers or distributors, as soon as practicable after the date hereof, of an application and other information necessary to obtain such automobile manufacturer's or distributor's consent to or the approval of the transactions contemplated by this Agreement as contemplated by
Section 7.10.

         5.2 OPERATION OF BUSINESS OF THE SELLERS. At all times before the Closing, the Sellers shall (a) maintain their corporate existence in good standing, (b) operate their businesses substantially as presently operated and only in the ordinary course and consistent with past operations and their obligations under any existing agreements with all applicable automobile manufacturers or distributors (it being understood that such operation shall be for the account of the Buyer after the Effective Closing Date), (c) use their reasonable best efforts to preserve intact their present business organizations and employees and their relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all respects with all applicable laws, rules and regulations, (e) maintain their insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due,
(i) maintain the Employee Plans, (j) maintain the property, plant and equipment included in the Purchased Assets in good operating condition in accordance with industry standards taking into account the age thereof, (k) maintain their books and records of account in the usual, regular and ordinary manner, and (l) use their reasonable best efforts to encourage such personnel of the Sellers as the Buyer may designate in writing to become employees of the Buyer after the date of the Closing.

         5.3 CERTAIN PROHIBITIONS. The Sellers shall not, without the prior written consent of the Buyer (a) engage or take part in, or agree to engage or take part in, any reorganization or similar transaction, (b) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 3.6(a) if in effect on the date hereof or enter in to any contract, agreement, undertaking or commitment which cannot be assigned to the Buyer or a permitted assignee of the Buyer, (c) sell or otherwise dispose of any of their respective assets, other than sales of inventory in the ordinary course of business, (d) take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.5 of this Agreement, or (e) declare or make payment of any dividend or other distribution of cash or other property in respect of any of their capital stock, or redeem, purchase or otherwise acquire any such capital stock, or make any cash disbursements other than to pay ordinary course obligations reflected on the Closing Balance Sheet; PROVIDED HOWEVER, the Buyer's consent to the payment of dividends by the Sellers will not be withheld so long as the Sellers shall have demonstrated, to the reasonable satisfaction of the Buyer, that such dividends (A) are only out of retained earnings for periods ending on or prior to the Effective Closing Date, and (B) will not result in the Net Current Assets falling below $4,200,000.

         5.4 ADDITIONAL INFORMATION. The Sellers shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Sellers or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligation of the Sellers to satisfy the conditions to Closing set forth in Section 7.1 hereof; PROVIDED, HOWEVER, if such information shall be furnished to the Buyer in a writing which shall also specifically refer to one or more representations and warranties of the Sellers contained herein which in the absence of such information is inaccurate or incomplete, then if the Buyer waives in writing the condition to Closing set forth in said Section 7.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Sellers.

         5.5 PUBLICITY. Except as may be required by law or as necessary in connection with the transactions contemplated hereby, the Sellers and the Shareholders shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the Buyer and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Sellers and the Shareholders, as the case may be. The Sellers and the Shareholders shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         5.6 OTHER NEGOTIATIONS. Neither the Sellers nor any of the Shareholders shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale of the assets, capital stock or membership interests of any of the Sellers or any merger or consolidation or similar transaction involving any of the Sellers.

         5.7 CLOSING CONDITIONS. The Sellers shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Sellers.

         5.8 ENVIRONMENTAL AUDIT. The Sellers shall allow an environmental consulting firm selected by the Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Property (the "ENVIRONMENTAL AUDIT"). The Sellers shall provide to the Environmental Auditor: (i) reasonable access to all of their existing records concerning the matters which are the subject of the Environmental Audit; and
(ii) reasonable access to the employees of the Sellers and the last known addresses of former employees of the Sellers who are most familiar with the matters which are the subject of the Environmental Audit (the Sellers agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Sellers shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer shall bear 100% of the costs, fees and expenses in connection with any Phase I environmental audit report; if, based upon such Phase I environmental audit report, a Phase II environmental audit report is warranted, the Buyer, on the one hand, and the Sellers, on the other hand, shall each bear 50% of the costs, fees and expenses incurred in connection with the preparation of such Phase II environmental audit report; provided, however, the Sellers shall have the right to require that a different environmental consulting firm, selected by the Sellers and reasonably acceptable to the Buyer, be the "Environmental Auditor" for such Phase II environmental audit report; and, provided, further, that the maximum payment obligations of the Sellers with respect to their share of the costs, fees and expenses of the Phase II environmental audit shall be $10,000.

         5.9 HART-SCOTT-RODINO COMPLIANCE. Subject to the determination by the Buyer that any of the following actions is not required, the Sellers shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         5.10 AUDIT OF SELLERS AT BUYER'S EXPENSE. The Sellers shall allow, cooperate with and assist Buyer's accountants, and shall instruct the Seller's accountants to cooperate, in the preparation of audited financial statements of the Sellers as necessary for any required filings by the Buyer with the Securities and Exchange Commission or with the Buyer's lenders; PROVIDED, HOWEVER, that the expense of such audit shall be borne by the Buyer.


                                    ARTICLE 6
                       PRE-CLOSING COVENANTS OF THE BUYER

         The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

         6.1 PUBLICITY; DISCLOSURE. Except as may be required by law or by the rules of the New York Stock Exchange, or as necessary in connection with the transactions contemplated hereby, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the Sellers' Agent, or (ii) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer. The Buyer shall cooperate with the Sellers and the Shareholders in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         6.2 CLOSING CONDITIONS. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

         6.3 APPLICATION TO AUTOMOBILE MANUFACTURES AND DISTRIBUTORS. Subject to the reasonable cooperation of the Sellers, the Buyer shall provide to all applicable automobile manufacturers and distributors as promptly as possible after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of such manufacturers and distributors contemplated by Section 7.10.

         6.4 HART-SCOTT-RODINO COMPLIANCE. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and Buyer shall pay all filing fees in connection therewith. In addition, the Buyer shall pay the Sellers' reasonable out-of-pocket expenses in connection with responding to any "second request" of the FTC, so long as the Buyer shall not have terminated this Agreement pursuant to Section 11.1(c) below.



                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Sellers, prior to or at the Closing, of each of the following conditions, unless waived in writing by the
Buyer:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

         7.2 PERFORMANCE OF OBLIGATIONS OF THE SELLERS AND THE SHAREHOLDERS. The Sellers and the Shareholders shall have performed and complied with all their covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

         7.3 CLOSING CERTIFICATE. The Sellers shall have delivered a certificate, signed by each of the Sellers' respective Presidents, and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.

         7.4 OPINION OF COUNSEL. The Buyer shall have received an opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., counsel to the Sellers and the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer.

         7.5 SUPPORTING DOCUMENTS. The Buyer shall have received from the Sellers the following:

                  (a) One or more certificates of the Secretary of State of the State of Florida dated as of a recent date as to the due incorporation or organization and good standing of the Sellers;

                  (b) To the extent applicable, one or more certificates of officials from the jurisdictions listed on Schedule 3.1 hereto as to the good standing of the Sellers in such jurisdictions;

                  (c) A certificate of the Secretary or an Assistant Secretary of each of the Sellers dated the Closing Date and certifying (i) that attached thereto are true, complete and correct copies of the certificates of incorporation and by-laws of the Sellers, each as amended to and as in effect on the date of such certification, (ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Boards of Directors and shareholders of the Sellers, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Sellers of this Agreement and the sale and transfer of the Purchased Assets, as in effect on the date of such certification, and (iii) as to the incumbency and signatures of those officers of the Sellers executing any instrument or other document delivered in connection with such transactions;

                  (d) Uniform Commercial Code Search Reports on Form UCC-11 with respect to each of the Sellers from the states and local jurisdictions where the principal places of business of the Sellers and the Purchased Assets are located; and

                  (e) Such reasonable additional supporting documents and other information as the Buyer or its counsel may reasonably request.

         7.6 BILLS OF SALE, ETC. The Buyer shall have received from the respective Sellers duly executed Bills of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, and the Sellers shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets (including, without limitation, the delivery of keys).

         7.7 DEALERSHIP LEASE, ESCROW AGREEMENT AND NON-COMPETITION AGREEMENT. The Buyer shall have received the Dealership Lease, the Escrow Agreement and the Non-Competition Agreement, duly executed by the parties thereto other than the Buyer.

         7.8 BOOKS AND RECORDS. The Buyer shall have received all books and records of, or pertaining to, the businesses of the Sellers and the Purchased Assets and Assumed Liabilities, except to the extent included in the Excluded Assets.

         7.9 CHANGE OF NAME OF SELLERS; USE OF SELLERS' NAME BY BUYER. The Sellers shall have delivered to the Buyer all documents, including, without limitation, resolutions of the respective Boards of Directors and the shareholders of each of the Sellers, to the extent necessary to effect a change of names (including assumed or "d/b/a" names) of each of the Sellers after the Closing to names other than the Proprietary Names or any variation thereof, which names shall be sufficiently different from the name of the Buyer and the Proprietary Names as to distinguish them upon the records in the office of the Secretary of State of Florida from such names. The Sellers shall also have delivered to the Buyer a written consent to the use by the Buyer or any parent, subsidiary or affiliate of the Buyer, or any successor or assignee of any thereof, of the Proprietary Names or any variant thereof and an agreement satisfactory to the Buyer that the Sellers will not use the Proprietary Names or any variant thereof, except as may be necessary for the winding up of the affairs of the Sellers.

         7.10 CONSENTS. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings referred to in Schedules 3.2 and 3.6(b), which are required for the Sellers to consummate the transactions contemplated hereby, and including, but not limited to, the consents of all applicable automobile manufacturers and distributors.

         7.11 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         7.12 AUTHORIZATIONS. The Buyer shall have received evidence of the transfer to the Buyer of all Authorizations referred to in Section 3.12 of this Agreement or, to the extent the Authorizations are not transferrable, the Sellers shall have effectively obtained or made on behalf of the Buyer, or assisted the Buyer in obtaining or making, all such Authorizations.

         7.13 NO MATERIAL ADVERSE CHANGE OR UNDISCLOSED LIABILITY. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of any of the Sellers or any of the Purchased Assets or Assumed Liabilities.

         7.14 APPROVAL OF LEGAL MATTERS. The form of all instruments, certificates and documents to be executed and delivered by the Sellers to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         7.15 ADVERSE LAWS. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Purchased Assets, the Assumed Liabilities or the businesses of the Sellers.

         7.16 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE SELLERS

         The obligations of the Sellers under this Agreement at the Closing and the consummation by the Sellers of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived in writing by the
Sellers:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

         8.2 PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

         8.3 CLOSING CERTIFICATE. The Buyer shall have delivered a certificate, signed by the Buyer's President or a Vice President and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 8.1 and
8.2 hereto.

         8.4 PAYMENT OF PURCHASE PRICE. The Buyer shall have (a) tendered to the Sellers the Closing Payment and the Stock Consideration, and (b) placed into escrow the Escrow Amount, as contemplated by Section 1.3(b) above.

         8.5 OPINION OF COUNSEL. The Sellers shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers' Agent.

         8.6 SUPPORTING DOCUMENTS. The Sellers shall have received the following:

                  (a) A certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the due incorporation and good standing of the Buyer;

                  (b) A certificate of the Secretary or an Assistant Secretary of the Buyer dated the Closing Date, and certifying (i) that attached thereto is a true, complete and correct copy of the certificate of incorporation and by-laws of the Buyer, as amended and as in effect on the date of such certification, (ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of the Buyer approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Buyer of this Agreement, as in effect on the date of such certification, and (iii) as to the incumbency and signatures of certain officers of the Buyer executing any instrument or other document delivered in connection with such transactions; and

                  (c) Copies of all authorizations, consents, approvals, notices, filings and registrations referred to in Section 4.2(a) hereof.

         8.7 APPROVAL OF LEGAL MATTERS. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Sellers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Sellers and its counsel, none of whose approval shall be unreasonably withheld or delayed.

         8.8 DEALERSHIP LEASE AND ESCROW AGREEMENT. The Sellers' Agent shall have received the Dealership Lease, duly executed by the Buyer or a permitted assignee of the Buyer, and the Escrow Agreement, duly executed by the parties thereto other than the Sellers.

         8.9 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

         8.10 HART-SCOTT-RODINO WAITING PERIOD. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

         8.11 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the financial condition or business operations of the Buyer, other than changes as a result of general business and economic conditions generally affecting the industry and markets (including the securities markets) in which the Buyer participates.

         8.12 CERTIFICATE OF DESIGNATIONS. Prior to Closing, the Buyer shall have delivered to the Sellers a commercially reasonable Certificate of Designations with respect to the Preferred Stock, duly filed with the Delaware Secretary of State.

                                    ARTICLE 9
                      TRANSFER TAXES; PRORATION OF CHARGES

         9.1 CERTAIN TAXES AND FEES. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and Taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be borne by the Sellers. At the Closing, the Buyer shall furnish to the Sellers' Agent a resale exemption certificate on form DR-1 or other appropriate form.

         9.2 PRORATION OF CERTAIN CHARGES. The following taxes, charges and payments ("CHARGES") shall, to the extent not reflected in the Closing Balance Sheet, be prorated on a per diem basis and apportioned between the Sellers and the Buyer as of the date of the Closing: personal property, use, intangible taxes, utility charges, rental or lease charges, license fees, general assessments imposed with respect to the Purchased Assets, employee payrolls and insurance premiums. The Sellers shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the Closing Date and the Buyer shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the Closing Date.


                                   ARTICLE 10
                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Sellers and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of two years, with the exception of the representations and warranties of the Sellers contained in
Section 3.15, which shall survive the Closing until the expiration of the applicable statutes of limitation , and the representations and warranties contained in Sections 3.7, 3.23 and 3.29, which shall survive the Closing for a period of three years. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE."

         10.2 AGREEMENT TO INDEMNIFY BY THE SELLERS AND SHAREHOLDERS. Subject to the terms and conditions of Sections 10.4 and 10.5 hereof, each of the Sellers and the Shareholders hereby agrees, jointly and severally, to indemnify and save the Buyer, its affiliates, and their respective shareholders, officers, directors, employees, successors and assigns (each, a "BUYER INDEMNITEE") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "BUYER'S DAMAGES") arising out of, based upon, in connection with or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; PROVIDED, HOWEVER, the Sellers and the Shareholders shall have no obligation to pay Buyer's Damages pursuant to this Subsection 10.2(a) unless and until (and only to the extent that) all claims in respect of Buyer's Damages exceed a cumulative aggregate total of $50,000 (the parties hereby acknowledge that the above stated figure of $50,000 was established to facilitate the administration of claims for indemnification by the Buyer; accordingly, such figure is not intended by any of the parties as, and shall not be construed or interpreted as, an expression or understanding of the parties in respect of the term "material" or the concept of materiality as used in this Agreement);

                  (b) the breach or nonfulfillment of any covenant or agreement of any of the Sellers or the Shareholders contained in this Agreement or in any other agreement document or instrument delivered hereunder or pursuant hereto;

                  (c) the assertion against any Buyer Indemnitee or any of the Purchased Assets of any liability or obligation arising out of or based upon the ownership or operation, prior to the Closing, of the Purchased Assets and the Leased Premises including, without limitation, any of the Retained Liabilities, but excluding, however, any of the Assumed Liabilities; or

                  (d) all claims of creditors asserted by reason of the parties' non-compliance with any applicable bulk sales laws.

         With respect to the Sellers' and the Shareholders' obligations to pay Buyer's Damages pursuant to Section 10.2 of this Agreement: (1) the Buyer, on behalf of any Buyer Indemnitee, shall be entitled (but shall not be obligated) to postpone, offset (subject to the provisions of Section 1.3(b)(4)) and reduce the amount payable under the Earnout Payment; and (2) the aggregate amount of Buyer's Damages required to be paid by the Seller and the Shareholders hereunder shall not exceed the Purchase Price.

         10.3 AGREEMENT TO INDEMNIFY BY THE BUYER. Subject to the terms and conditions of Sections 10.4 and 10.5 hereof, the Buyer hereby agrees to indemnify and save the Sellers and the Shareholders (each, a "SELLER INDEMNITEE") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:

                  (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

                  (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

                  (c) the assertion against any Seller Indemnitee of any of the Assumed liabilities; or

                  (d) the assertion against any Seller Indemnitee of any claims, liabilities, or obligations arising from the Buyer's operation of the Purchased Assets and the Leased Premises after the Closing Date, except to the extent that such claims, liabilities or obligations arise out of or are based upon the Retained Liabilities.

         10.4 CLAIMS FOR INDEMNIFICATION. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

         10.5 PROCEDURES REGARDING THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Sellers and the Shareholders with respect to indemnification hereunder regarding claims by third persons shall be as follows:

                  (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "INDEMNIFIED PARTY") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "INDEMNIFYING PARTY"), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

                  (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 10.2 or 10.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the

Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; PROVIDED that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

                  (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; PROVIDED, HOWEVER, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

                  (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other party all pertinent information and witnesses within its control.

         10.6 EFFECTIVENESS. The provisions of this Article 10 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.


                                   ARTICLE 11
                                   TERMINATION

         11.1 TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a)      By written consent of the parties hereto;

                  (b) At any time after the Closing Date Deadline, by written notice by the Buyer or the Sellers to the other party(ies) hereto if the Closing shall not have been completed on or before the Closing Date Deadline; PROVIDED, HOWEVER, no party may terminate this Agreement pursuant to this Section 11.1(b) if such party is in breach of any material representation, warranty or covenant of such party contained in this Agreement;

                  (c) By the Buyer if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; PROVIDED that the Buyer delivers a written notice to the Sellers of its termination hereunder within 15 days of the Buyer's receipt of such second request or of notice of such challenge;

                  (d) By the Buyer within 30 days after ______________, 1998, if, and only if, the Buyer is not satisfied, in its discretion, with the results of the Buyer's due diligence investigation;

                  (e) By the Buyer, by written notice to the Sellers, in the event that approval by any applicable automobile manufacturer or distributor of the transactions contemplated by this Agreement is not received at least 10 Business Days prior to the Closing Date Deadline; or

                  (f) By the Buyer, by written notice to the Sellers, in the event that any applicable automobile manufacturer or distributor (or any person claiming by, through or under it) shall exercise any right of first refusal, preemptive right or other similar right, with respect to any of the Purchased Assets.

         11.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination pursuant to Section 11.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that any termination pursuant to Section 11.1 shall not relieve any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. In the event of any termination pursuant to Section 11.1, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.


                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         12.1 ACCESS TO BOOKS AND RECORDS AFTER CLOSING. The Buyer shall, following the Closing, give, and shall cause to be given, to the Sellers and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Sellers in connection with the preparation and filing of the Sellers' tax returns for periods prior to the Closing or to verify the Buyer's calculation of the Earnout Payment, and to make extracts and copies of such books and records at the expense of the Sellers.

         12.2 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

         If to the Buyer, to:

         Sonic Automotive, Inc.
         5401 East Independence Boulevard
         P.O. Box 18747
         Charlotte, North Carolina 28218
         Telecopier No.:  (704) 532-3312
         Attention:  Theodore Wright

         with a copy to:

         Parker, Poe, Adams & Bernstein L.L.P.
         2500 Charlotte Plaza
         Charlotte, North Carolina  28244
         Telecopier No.:  (704) 334-4706
         Attention:  Edward W. Wellman, Esq.

         If to the Sellers, to the Sellers at the following addresses:

         M&S Auto Resources, Inc.
         21799 U. S. Highway 19 North
         Clearwater, FL [ZIP]

         Telecopier No.:
         Attention:        Scott Fink

         Clearwater Auto Resources, Inc.
         21669 U. S. Highway 19 North
         Clearwater, FL [ZIP]

         Telecopier No.:
         Attention:        Scott Fink

         and

         Jeffrey Schuman
         8 Landaulette Court
         Melville, NY 11747

         Clearwater Collision Center, Inc.
         2300 Drew Street
         Clearwater, FL [ZIP]

         Telecopier No.:
         Attention:        Scott Fink and Timothy McCabe

         If to the Shareholders, to:

         Mr. Scott Fink
         3030 Turtle Brooke
         Clearwater, FL 33761
         Telecopier No.:


         Mr. Michael Cohen
         [INSERT ADDRESS]
         Telecopier No.:


         Mr. Timothy McCabe
         [INSERT ADDRESS]
         Telecopier No.:


         in either case, with a copy to:

         Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
         911 Chestnut Street
         P.O. Box 1368
         Clearwater, Florida  34617
         Telecopier No.: (813) 441-8617
         Attention:        E.D. Armstrong III, Esq.

         The Buyer, the Sellers or the Shareholders may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

         12.3  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.

                  (a) Subject to Section 12.4 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                  (b) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Sellers, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

         12.4 ASSIGNABILITY. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, PROVIDED that Buyer may assign its rights under this Agreement to any affiliate of Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer; PROVIDED, HOWEVER, that no such assignment by the Buyer shall release it from its obligations hereunder without the consent of the Sellers. Nothing contained in this Agreement shall prohibit its assignment by the Buyer as collateral security and the Sellers hereby agree to execute any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

         12.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

         12.6 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

         12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to its principles of conflicts of law.

         12.9 KNOWLEDGE. Whenever any representation or warranty of the Sellers contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Sellers, (i) such knowledge shall be deemed to include (A) the best actual knowledge, information and belief of any of the Sellers or the Shareholders and (B) any information which any Shareholder would reasonably be expected to be aware of in the prudent discharge of his or her duties in the ordinary course of business (including consultation with legal counsel) on behalf of any Seller, and (ii) the knowledge of any Seller or Shareholder shall be deemed to be the knowledge of all the Sellers and Shareholders.

         12.10  JURISDICTION; ARBITRATION.

                  (a) Subject to the other provisions of this Section 12.10, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Florida and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

                  (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; PROVIDED, HOWEVER, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Pinellas County, Florida. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

                  (c) Nothing contained in this Section 12.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction in the State of Florida; nothing contained in this Section 12.10 shall prevent the Buyer from enforcing the Non-Competition Agreement in any court of competent jurisdiction.

         12.11 WAIVERS. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

         12.12 SEVERABILITY. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

         12.13 EXPENSES. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.



                      [Signatures begin on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.

THE BUYER:                 SONIC AUTOMOTIVE, INC.


                           By:     /s/ O. Bruton Smith
                                Name:        O. Bruton Smith
                                Title:       Chief Executive Officer


THE SELLERS:
                           M&S AUTO RESOURCES, INC.


                           By:     /s/ Scott Fink
                               Name:         Scott Fink
                               Title:        President



                          CLEARWATER AUTO RESOURCES, INC.


                          By:     /s/ Scott Fink
                              Name:         Scott Fink
                              Title:        President



                          CLEARWATER COLLISION CENTER, INC.


                          By:     /s/ Scott Fink
                              Name:         Scott Fink
                              Title:        President

THE SHAREHOLDERS:             /s/      Scott Fink          (SEAL)
                           SCOTT FINK


                              /s/      Michael Cohen       (SEAL)
                           MICHAEL COHEN


                              /s/      Jeffrey Schuman     (SEAL)
                           JEFFREY SCHUMAN


                              /s/      Timothy McCabe      (SEAL)
                           TIMOTHY MCCABE

                                List of Schedules

Schedule 1.1(a)             -        Purchased Assets

Schedule 1.1(b)             -        Excluded Assets

Schedule 1.1(c)             -        Permitted Encumbrances

Schedule 1.2                -        Assumed Liabilities

Schedule 1.3(c)             -        1997 Vehicles

Schedule 1.3(d)             -        Allocation of Purchase Price and Assumed
                                     Liabilities

Schedule 3.1                -        Jurisdictions of Foreign Qualification of
                                     Sellers

Schedule 3.2                -        Required Authorizations and Consents to
                                     Agreement

Schedule 3.3                -        Investments

Schedule 3.4                -        Financial Statements of the Sellers

Schedule 3.5                -        Certain Changes

Schedule 3.6(a)             -        Material Contracts

Schedule 3.6(b)             -        Required Consents for Transfers of Material
                                     Contracts

Schedule 3.7                -        Encumbrances

Schedule 3.8(a)             -        Real Property; Leased Premises

Schedule 3.8(b)             -        Condemnation Proceeding

Schedule 3.9                -        Equipment

Schedule 3.12               -        Approvals, Permits and Authorizations

Schedule 3.13               -        Compliance with Laws

Schedule 3.14(a)            -        Insurance Policies

Schedule 3.14(b)            -         Property Damage and Personal Injury
                                      Claims

Schedule 3.16               -         Litigation

Schedule 3.17               -         Powers of Attorney

Schedule 3.19               -         Employee Relations

Schedule 3.20               -         Compensation

Schedule 3.21               -         Patents; Trademarks; Trade Names;
                                      Copyrights; Licenses; Etc. and Proprietary
                                      Names

Schedule 3.22               -         Accounts Payable and Other Indebtedness

Schedule 3.23               -         Other Liabilities

Schedule 3.24               -         Affiliate Transactions

Schedule 3.26               -         Employee Plans

Schedule 3.29(j)            -         Certain Environmental Conditions

Schedule 3.29(l)            -         Environmental Studies and Reports

Schedule 3.30               -         Bank Accounts, Credit Cards and Safe
                                      Deposit Boxes

Schedule 3.31               -         Warranties

Schedule 3.32               -         Interests in Competitors

Schedule 4.2(a)             -         Buyer Consents

                                List of Exhibits



Exhibit A                    -         Form of Escrow Agreement

Exhibit B                    -         Statement of Rights and Preferences of
                                       Preferred Stock

Exhibit C                    -         Form of Bills of Sale and Assignment

Exhibit D                    -         Form of Dealership Lease

Exhibit E                    -         Form of Non-Competition Agreement

                                 Schedule 1.1(a)

                                Purchased Assets

                  The Purchased Assets shall include, without limitation, the following, all to the extent not included in the Excluded Assets:

                           (a) all machinery, equipment (both mobile and
non-mobile), computers, computer programs, databases and related manuals and other materials necessary for the development, use, installation, maintenance and modification of such computer programs and databases, tapes, tools, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds, signs, supplies and parts and other tangible personal property (including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any third party), whether owned, leased or subleased;

                           (b) all accounts and notes receivable, advances held
by the Sellers, and all debts and obligations due to the Sellers from their customers and others, howsoever evidenced, and whether or not previously written-off by the Sellers, and all obligations and loans, if any, due to the Sellers as of the Closing from any and all employees of the Sellers;

                           (c) all inventories, including, without limitation,
all new and used vehicle and parts inventories, goods, supplies, fuel oil, spare parts, packing containers, replacement and component parts, and office and other supplies, including all such inventories held at any location controlled by the Sellers and all such inventories previously purchased and in transit to the Sellers at such locations;

                           (d) all rights to products sold or leased and to any
products under research or development prior to or on the Closing;

                           (e) all security, utility or similar deposits and
prepaid expenses of the Sellers;

                           (f) all of the rights of the Sellers under all
contracts, arrangements, commitments, sales orders, purchase orders, invoices, license and technology agreements, leases and agreements and all warranties, claims and causes of action against third parties and under insurance policies, including any of the Sellers' right to receive goods and services pursuant to such contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts and otherwise;

                           (g) all designs, plans, non-marketing trade secrets,
inventions, processes, procedures, research records, manufacturing know-how and manufacturing formulae, wherever located;

                           (h) all books, records, manuals and other materials,
including, without limitation, all records and materials maintained at any and all offices and other locations of the Sellers, all accounting and financial records, files, computer tapes, advertising matter, catalogues, brochures, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, art work, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, patent disclosures, media materials and plates, sales order files and litigation files, stationary and business forms;

                           (i) all interest of the Sellers in and to their
telephone and telex numbers and all listings pertaining to the Sellers in all telephone books and directories;

                           (j) to the extent their transfer is permitted by law,
all governmental licenses, permits, approvals, license applications, license amendment applications and product registrations;

                           (k) all bank accounts;

                           (l) all cash paid by customers of the Sellers, or
otherwise, whether or not deposited with a trustee or other depository;

                           (m) all goodwill of the Sellers;

                           (n) all trademarks, service marks and trade names and
registered user names, all rights to the Proprietary Names (as defined in the Agreement) and all logos, tradestyles and variants thereof, of the Seller, and all existing and pending registrations or applications in connection with the foregoing; and

                           (o) all insurance policies.

                                 Schedule 1.1(b)

                                 Excluded Assets

                  The Sellers will retain and not sell, convey, assign, transfer or deliver to the Buyer, and the Buyer shall not purchase or acquire, the following Excluded Assets:

                           (a) all real property owned by the Sellers;

                           (b) the minute books, stock ledgers and other related
corporate books and records of the Sellers;

                           (c) refunds for Taxes of the Sellers, except for
Taxes accrued for or reserved against in the Closing Balance Sheet, and all claims therefor;

                           (d) all segregated funds and other assets of the
Sellers corresponding to Employee Plans of the Sellers that are not assumed by the Buyer according to Schedule 1.2;

                           (e) all governmental licenses, permits, approvals,
license applications, license amendment applications and product registrations the transfer of which is not permitted by law;

                           (f) any loans or advances to employees or to the
Sellers, their affiliates, or their respective officers, directors or shareholders.

                                 Schedule 1.1(c)

                             Permitted Encumbrances

         Those Encumbrances on Schedule 3.7 which secure only the payment of indebtedness included in the Assumed Liabilities.

                                  Schedule 1.2

                               Assumed Liabilities

                  The Buyer shall assume the following liabilities and obligations of the Sellers:

                           (a) all current liabilities (i) set forth in the
balance sheets included in the Financial Statements, (ii) of the type and kind set forth in such balance sheets and incurred by the Sellers in the ordinary course of business from the date of such balance sheets to the Closing Date, and
(iii) set forth in the Closing Balance Sheet; and

                           (b) the Inducement Fee; and

                           (c) all continuing obligations under the Material
Contracts listed on Schedule 3.6 arising after the Closing in the ordinary course of business and not as a result of any breach or default of the Sellers thereunder.

                                * * * * * * * * *

                  Notwithstanding the foregoing and without limiting the generality of the definition of "RETAINED LIABILITIES" set forth in the Agreement, the Buyer shall not assume, and the Sellers shall retain and be responsible for, the following Retained Liabilities, unless specifically included in the Assumed Liabilities:

                           (i) those liabilities payable to the Sellers, their
affiliates, or their respective officers, directors or shareholders;

                           (ii) all real property mortgage indebtedness owed by
any of the Sellers;

                           (iii) all liabilities and obligations under lines of
credit or other similar financings except for new or used vehicle "floor planning" lines;

                           (iv) all liabilities and obligations for Taxes,
except to the extent accrued for or reserved against in the Closing Balance
Sheet;

                           (v) all liabilities and obligations under any
contract or agreement which is not fully and effectively assigned to the Buyer (including any required consent or approval as specified in Schedule 3.2 or 3.6(b) and such consent or approval has not been obtained by the Sellers or waived by the Buyer);

                           (vi) all liabilities for any and all pending or
threatened litigation existing at the time of the Closing;

                           (vii) all known or unknown environmental liabilities
and claims arising out of the ownership or operation of the Purchased Assets prior to the Closing, including, without limitation, the presence, release or threatened release of Hazardous Materials and any liabilities or obligations arising under any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended;

                           (viii) all known or unknown product liabilities and
claims arising out of the sale of products or the furnishing of services prior to the Closing;

                           (ix) all liabilities and obligations relating to the
Excluded Assets;

                           (x) all liabilities and obligations under any
Employee Plans, including, without limitation, all liabilities and obligations for or arising from any "COBRA" health care continuation coverage required to be provided under Section 4980B of the Code and Sections 601- 608 of ERISA to the Sellers' employees, former employees and any other COBRA qualified beneficiaries, including those who incur a COBRA qualifying event by virtue of not being hired by Buyer; and

                           (xi) all employment related liabilities.

                                 Schedule 1.3(d)

              Allocation of Purchase Price and Assumed Liabilities



                         Part I - Allocation by Sellers


                                        M&S Auto            Clearwater Auto           Clearwater Collision
Price Component                     Resources, Inc.         Resources, Inc.              Center, Inc.                     Totals

Closing Payment                          $6,430,000              $3,700,000                     $1,250,000               $11,380,000
Escrow Amount                               350,000                 100,000                         50,000                   500,000
Preferred Stock                           3,960,000(1)                  -0-                            -0-                 3,960,000
Earnout Payment                           1,400,000                     -0-                        350,000                 1,750,000
                                    ---------------     -------------------             ------------------          ----------------

TOTALS                                  $12,140,000              $3,800,000                     $1,650,000               $17,590,000
                                        ===========              ==========                     ==========               ===========



                    Part II - Allocation by Purchased Assets

         The Purchase Price and Assumed Liabilities shall be allocated to the Purchased Assets, first, to the respective book values thereof reflected on the Closing Balance Sheet, second, to the Non- Competition Agreement in the amount of $10,000, and third, to goodwill.

--------
     1The beneficial owners of M&S Auto Resources, Inc. are Michael Cohen and Scott Fink. As an accomodation to such Seller, the certificates of preferred stock will be issued directly to the beneficial owners of such Seller by the Buyer in the following amounts:

       Cohen       -      1,980 shares
       Fink        -      1,980 shares